Exhibit 10.7

C2 GLOBAL TECHNOLOGIES INC.
8813 Ridge Road
Bethesda, Maryland 20817

September 30, 2005

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue
New York, New York 10022

Re: Cash Collateral Deposit Agreement

Gentlemen:

Reference is made to the Amended and Restated Master Security Agreement dated as of October 14, 2004 and amended and restated as of the date hereof, as the same may be further amended, modified, supplemented and restated from time to time (the “Security Agreement”) by and among C2 Global Technologies, Inc. (f/k/a Acceris Communications, Inc.), a Florida corporation (“C2 Global”), C2 Communications Technologies, Inc., a Delaware corporation (“C2 Communications”), WebtoTel Inc., a Delaware corporation (“WebtoTel”), CPT-1 Holdings, Inc., a Delaware corporation (“CPT-1”), Mibridge, Inc., a Utah corproration (“Mibridge”), Acceris Communications Corp., a Delaware corporation (“Acceris”) (each a “Company” and collectively the “Companies”) and Laurus Master Fund, Ltd. (“Laurus”). All capitalized terms used herein which are not defined shall have the meanings given to them in the Security Agreement.

In consideration of Laurus’ agreement to release its security interest in certain assets of one or more of the Companies, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, as collateral security for the Obligations, C2 Global (the parent company of each of C2 Communications, WebtoTel, CPT-1, Mibridge and Acceris), hereby deposits with Laurus and grants to Laurus a security interest in the sum of One Million Eight Hundred Thousand Dollars ($1,800,000), together with any and all interest accruing and accrued thereon, to be held by Laurus for the uses and purposes herein stated (this deposit to be hereinafter referred to as the “Collateral Deposit”).

Upon the occurrence and during the continuance of any Event of Default or if a notice of any lien, levy or assessment is filed of record with respect to any assets of any Company by the United States or any department, agency or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of any Company in Laurus’ possession or otherwise, Laurus and its successors and assigns may, without demand of performance or advertisement or notice of any kind to or upon any Company (each of which demands, advertisements and/or notices are hereby expressly waived), forthwith or at any time or times thereafter, appropriate and apply all or any part of the Collateral Deposit to the payment of the Obligations.

In addition to Laurus’ other rights hereunder, Laurus is hereby authorized to apply the proceeds of the Collateral Deposit to regularly scheduled amortization payments owing by the Companies to Laurus under the terms of the Secured Convertible Term Note dated October 14, 2004 made by C2 Global in favor of Laurus, as amended, modified, supplemented and restated from time to time.

When all Obligations have been indefeasibly paid in full, the Documents have been irrevocably terminated and the Companies have executed full releases in favor of Laurus in form and substance satisfactory to Laurus, any portion of the Collateral Deposit remaining on deposit hereunder shall be returned to C2 Global.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

C2 GLOBAL TECHNOLOGIES INC.

By:
Name:
Title:

ACCEPTED:

LAURUS MASTER FUND, LTD.

By: _______________________________________
Name:
Title:

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